Exhibit 4.1
                              CONSULTING AGREEMENT


This Consulting Agreement (this "Agreement") is entered into between ROBERT S. ARNDT (the "Consultant") and the Client identified on the signature page to this Agreement (the "Client").

                                    Recitals

A. The Consultant is in the business of providing management consulting services, business advisory services, shareholder information services and public relations services.

B. The Client desires to retain the Consultant to render to the Client such services as may be agreed to by the parties from time to time, and the Consultant desires to render such services to the Client as set forth hereunder.

                                    Agreement

Therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consulting Services. The Client hereby retains the Consultant as an independent contractor, and the Consultant hereby accepts and agrees to such retention. It is acknowledged and agreed by the Client that the Consultant carries neither professional licenses nor memberships in any self-regulatory organizations. It is further acknowledged and agreed by the Client that the Consultant is not rendering legal advice or performing accounting services and is not acting and shall not act as an investment advisor or broker/dealer within the meaning of any applicable state or federal securities laws. No portion of the services rendered pursuant to this Agreement shall be provided in connection with the offer or sale of securities in a capital-raising transaction or for the purpose of directly or indirectly promoting or maintaining a market for the Client's securities. The services of the Consultant shall not be exclusive, nor shall the Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2. Time, Place and Manner of Performance. The Consultant shall be available to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as otherwise provided in this Agreement, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

3.       Independent  Contractor;  Performance  by Consultant;  Compliance  with
         Laws.

         (a) The Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to create an employer-employee relationship between the parties in this Agreement. The Client shall not make social security, workers' compensation or unemployment insurance payments on behalf of the Consultant.

         (b) The parties hereto acknowledge and agree that the Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by the Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. The Consultant will use its reasonable business efforts in providing services to the Client.

         (c) The Consultant will comply with all requirements that any applicable federal or state law (including without limitation the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended) may impose on the Consultant with respect to its performance of services under this Agreement.

4. Term of Agreement. The term of this Agreement shall be twelve (12) months, subject to prior termination as hereinafter provided.

5.       Compensation.   In  consideration  of  the  services  rendered  by  the
         Consultant pursuant to this Agreement, upon the signing of this Agreement the Client shall deliver to the Consultant Fifty Thousand (50,000) shares of the Client's common stock, par value $.001 (the "Client Stock"). The shares of Client Stock delivered pursuant to this Agreement shall be registered under the Securities Act for resale by the Consultant pursuant to an effective Registration Statement on Form S-8 filed by the Client with the U.S. Securities and Exchange Commission.

6.       Termination.

         (a) Either the Consultant or the Client may terminate this Agreement at the end of any month during the term of this Agreement on thirty (30) days prior written notice. This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Client or the Consultant. The Consultant and the Client shall have the right and the discretion to terminate this Agreement should the other party, in performing its duties hereunder, violate any law, ordinance, permit or regulation of any government entity or self regulatory organization, accept for violations that either singularly or in the aggregate do not have or will not have a materially adverse effect on the party desiring termination. In the event of any termination hereunder, all consideration paid to the Consultant through date of termination shall be fully earned and non-refundable, and the parties shall have no further duties or responsibilities to each other, except that the Client shall be responsible to make any and all payments, if any, due to the Consultant through the date of termination, and the parties shall continue to be bound by the confidentiality provisions contained in Section 8 of this Agreement and the last sentence of Section 5 of this Agreement and the 36 month fee "tail" provisions of Section 5(b) of this Agreement.

         (b) Notwithstanding any other provision of this Agreement, in the event of any breach by the Consultant of the provisions of either (i) the fourth sentence of Section 1 or (ii) any part of Section 3(c), then: (A) the Client shall have the right to terminate this Agreement immediately, and after any such termination, shall have no further obligation to the Consultant hereunder; and (B) the Client shall have the right to require the Consultant to surrender all shares of Client Stock issued to the Consultant pursuant to this Agreement.

7. Work Product. It is agreed that all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client has no claim of authorship therein or ownership rights thereto.

8. Confidentiality. The Client and the Consultant each agree to provide reasonable security measures to keep information belonging to the other party confidential where release of the same would be determined to such party's business interests ("Confidential Information"). Each party agrees that Confidential Information shall be subject to this Agreement if provided to the other party and marked "Confidential" in a conspicuous manner. Consultant and Client shall each require their employees, agents, affiliates, sub-contractors, other licensees, and others who have access to Confidential Information through Consultant or Client, as the case may be, to enter into appropriate non-disclosure agreements, requiring the level and degree of confidentiality contemplated by this Agreement. Consultant and Client each agree that it will not, either during the term or this Agreement, or any time thereafter, disclose, use or make known for it's own or another's benefit, any confidential information acquired or used by it hereunder. The term "Confidential Information" excludes information that: (a) is made public by Consultant or Client in violation of this Agreement, (b) becomes generally available to the public, other than as a result of disclosure by Consultant or Client or another party in violation of any obligation of confidentiality or (c) Client or Consultant obtains from sources other than Client or Consultant.

9. Conflict of Interest. The Consultant shall be free to perform services for other entities or persons. The Consultant will notify the Client of its performance of consulting services for any other entity or person that the Consultant reasonably believes could materially conflict with its obligations to the Client under this Agreement.

10.      Disclaimer of  Responsibility  for Acts of the Client;  Limitations  on
         Liability.

         (a) In no event shall the Consultant be authorized or required by this Agreement to represent or make management decisions for the Client. The Consultant shall, under no circumstances, be made liable for any expense incurred or loss suffered by the Client as a consequence of such decisions by the Client or any affiliates or subsidiaries of the Client as a result of services performed by the Consultant hereunder.

         (b) CONSULTANT DISCLAIMS ANY AND ALL WARRANTIES RESPECTING THE SERVICES, INCLUDING ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CONSULTANT BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, HOWEVER CAUSED, EVEN IF CONSULTANT HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. IN NO EVENT SHALL CONSULTANT'S LIABILITY FOR DAMAGES UNDER OR RELATING TO THIS AGREEMENT, REGARDLESS OF HOW ARISING, EXCEED THE AMOUNT OF CASH COMPENSATION PAID TO CONSULTANT HEREUNDER.

11. Indemnification. Each party agrees to indemnify and hold harmless the other party as well as each of its officers, directors, employees, agents and each person, if any, who controls that party, against any and all liability, loss, costs, expenses or damages, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, directly resulting by reason of any act, neglect; default or omission, or any untrue or allegedly untrue statement of a material fact, or any misrepresentation of any material fact, or any breach of any material warranty or covenant, by that party or any of its agents, employees or other representatives, arising out of, or in relation to, this Agreement. Notwithstanding the foregoing, in no event shall the liability of Consultant exceed the amount of cash
         compensation   actually   received  by  Consultant   pursuant  to  this
         Agreement.

12. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by fax registered or certified mail, or by Federal Express or other nationally recognized overnight couriers to the principal office of each party and addressed to its principal executive officer at the address set forth on the signature page to this Agreement. Faxes should be marked for the attention of the principal executive officer and set to the fax number set forth on the signature page to this Agreement.

13. Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate to be construed as a waiver of any subsequent breach by such party.

14. Assignment. Neither party may assign this Agreement without the written consent of the other party.

15. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York, without regard to state or federal courts located in Monroe County, New York, and consent to the jurisdiction and venue of such courts, and further waive any objection that such courts are an inconvenient forum.

16. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

17. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supercedes and replaces all prior understandings, agreements and negotiations between the parties.

18. Waiver and Modification. Any waiver, alternation, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto.

19. Counterparts and Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which taken together, shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

                                   Signatures

By signing below, the parties agree to the terms of this Agreement and further certify that their respective signatories are duly authorized to execute this Agreement.

August 28, 2002
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Date

ROBERT S. ARNDT                            PROVECTUS CORPORATION
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Consultant                                 Client

/s/ Robert S. Arndt                        Timothy Scott, President
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Signature                                  Name and Title

Address for Notices:                       /s/ Timothy C. Scott
105 Augusta Court, Dayton, NY 89403        -------------------------------------
(775) 246-7569                             Signature
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Telephone Number                           Address for Notices:
                                           7327 Oak Ridge Highway, Knoxville, TN
                                           37931
                                           (865) 769-4011
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                                           Telephone Number